Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60616) of Pinnacle Entertainment, Inc. of our report dated June 22, 2009, relating to the financial statements of the Pinnacle Entertainment, Inc.
401(k) Investment Plan, which appears in this Form 11-K.
/s/ RubinBrown LLP
St. Louis, Missouri
June 22, 2009